UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2024 (February 15, 2024)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W 57th St, #33B

New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Twill Acquisition

DarioHealth Corp., (the “Company”), TWILL Merger Sub, Inc. (“Merger Sub”), Twill, Inc. (“Twill”) and Bilal Khan, solely in his capacity as the representatives of Twill’s stockholders and other equity holders, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 15, 2024 (the “Closing Date”). Pursuant to the provisions of the Merger Agreement, on the Closing Date, (i) Merger Sub was merged with and into Twill (the “Merger”), the separate corporate existence of Merger Sub ceased and Twill continued as the surviving company and a wholly owned subsidiary of the Company, (ii) the Company paid to Twill’s debt holders and equity holders aggregate consideration (“Merger Consideration”) of (A) $10.0 million in cash, (B) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 10,000,400 shares (the “Warrant Shares”) of Company common stock, par value $0.0001 per share (the “Common Stock”), issuable to a trust (the “Trust”) formed for the benefit of certain equity and debt holders of Twill, issuable in 4 equal tranches, (C) stock options to purchase up to 2,963,459 shares of Common Stock issued to employees of Twill as an inducement to their employment with the Company, issued outside of the Company’s equity compensation plans, pursuant to Nasdaq Rule 5635(c)(4), with an exercise price of $2.55 per share, and (D) a combination of warrants and restricted stock units (“RSUs”) to acquire up to 1,766,508 shares of Common Stock issued to certain outgoing board members, consultants and outgoing officers of Twill (all of such RSUs and warrants being subject to the approval of the Company’s stockholders, pursuant to Nasdaq Rule 5635), and (iii) the parties to the Merger Agreement consummated the transactions contemplated thereby. The Merger Agreement contains various customary representations, warranties and covenants. As a result of the Merger, Twill will operate as a wholly owned subsidiary of the Company.

The Pre-Funded Warrants are subject to a non-waivable 19.99% ownership blocker and the issuance of any shares of Common Stock underlying such warrants that are in excess of such amount shall be subject to the approval of the Company’s stockholders. In addition, the Company, the Trust and WhiteHawk Capital Partner LP (the “Beneficiary”), have executed a Lock Up/Leak Out Agreement (the “Leak Out Agreement”), pursuant to which until such time as the Trust receives $10,600,000 in aggregate net proceeds (the “Leak Out Period”), (i) the Trust shall only be allowed to sell such Warrant Shares at a rate of up to 10% of the average daily trading volume of the Common Stock in a manner which will not negatively affect the share price, (ii) all such sales shall be conducted pursuant to Rule 144 and (iii) that the Beneficiary shall not cause the Trust to engage in any short selling of such Warrant Shares during the Leak-Out Period. The Company has agreed to seek stockholder approval within 135 days following the closing of the Merger to permit the full exercise of the Pre-Funded Warrants (the “Warrant Vote”). In addition, the Company has entered into voting agreements with certain existing stockholders of the Company to vote in favor of the Warrant Vote. The Company has agreed to call a stockholder meeting each fiscal quarter thereafter to the extent the Warrant Vote is not approved by the Company’s stockholders.

Pursuant to the terms of the Merger Agreement, the Company has also agreed to appoint a new member to its board of directors, nominated by Twill equity holders and subject to such nominee being acceptable to the Company, within 90 days following the closing of the Merger. Such appointment right shall continue until the earlier of 540 days following the closing of the Merger, or the date which the Trust exercises its third tranche of Pre-Funded Warrants.

The securities to be issued in the Merger will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under Regulation D of the Securities Act.

In addition, the Company executed certain consulting agreements (the “Consulting Agreements”) with Ofer Leidner and Bilal Khan, each former officers of Twill. Pursuant to the terms of the Consulting Agreements, the Company agreed to retain the services of Messrs. Leidner and Khan for a period of at least 14 months and 6 months respectively, in exchange for monthly consulting fees of $35,416 and $35,417, respectively. In addition, the Company agreed to issue to Mr. Leidner warrants to purchase up to 1,032,946 shares of Common Stock, of which 717,946 are subject to time vesting and 315,000 are subject to certain performance-based metrics, and to issue to Mr. Khan 350,000 fully vested RSUs which shall be vest subject to stockholder approval.

The forgoing description of the Merger Agreement, the Leak Out Agreement, and Pre-Funded Warrants are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Private Placement Financing Transaction

On February 15, 2024, the Company entered into securities purchase agreements (each, a “Series C Purchase Agreement”) with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of (i) 17,307 shares of newly designated Series C Preferred Stock (the “Series C Preferred Stock”), and (ii) 4,000 shares of Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), at a purchase price of $1,000 for each share of Preferred Stock. In addition, on February 16, 2024, the Company entered into Series C Purchase Agreements with accredited investors relating to the Offering and the sale of an aggregate of 1,115 shares of Series C-2 Preferred Stock (the “Series C-2 Preferred Stock” and together with the Series C Preferred Stock and the Series C-1 Preferred Stock, the “Preferred Stock”), at a purchase price of $1,000 for each share of Preferred Stock. As a result of the sale of the Preferred Stock, the aggregate gross proceeds to the Company from the Offering are approximately $22,422,000. The closing of the Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock is expected to occur on or before February 21, 2024.

On February 15, 2024, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Series C Certificate of Designation") and the Certificate of Designation of Preferences, Rights and Limitations of the Series C-1 Preferred Stock (the “Series C-1 Certificate of Designation”) with the Secretary of State of the State of Delaware and on February 20, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series C-2 Preferred Stock (the “Series C-2 Certificate of Designation” and collectively with the Series C Certificate of Designations and the Series C-1 Certificate of Designations, the “Certificates of Designation”) with the Secretary of State of the State of Delaware. Each share of Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in each of the Certificates of Designation, into such number of shares of Company’s Common Stock equal to the number of Preferred Shares to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price of the Series C Preferred Stock and Series C-1 Preferred Stock is $2.02, and the initial conversion price of the Series C-2 Preferred Stock is $2.14) each subject to adjustment in the event of stock splits, stock dividends, and similar transactions.

In addition, the Preferred Stock will automatically convert into shares of Common Stock, subject to certain beneficial ownership limitations, including a non-waivable 19.99% ownership blocker, on the 15-month anniversary of the issuance date. The holders of Preferred Stock will also be entitled dividends payable as follows: (i) a number of shares of Common Stock equal to seven and a half five percent (7.5%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such holder for each full quarter anniversary of holding for a total of four (4) quarters from the Closing Date, and (ii) a number of shares of Common Stock equal to fifteen percent (15%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such holder on the fifth full quarter from the Closing Date.

The Series C Preferred Stock and Series C-2 Preferred Stock will vote together with the Common Stock as a single class on an as-converted basis on any matter presented to the shareholders of the Company. The Series C-1 Preferred Stock does not possess any voting rights with respect to such matters. Upon any liquidation, dissolution or winding-up of the Company, after the satisfaction in full of the debts of the Company and payment of the liquidation preference to the Senior Securities, holders of Preferred Stock shall be entitled to be paid, on a pari passu basis with the payment of any liquidation preference afforded to holders of any Parity Securities, the remaining assets of the Company available for distribution to its stockholders. For these purposes, (i) “Parity Securities” means the Common Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, the Series B-3 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and the Series C-2 Preferred Stock, and any other class or series of capital stock of the Company hereinafter created that expressly ranks pari passu with the Series C Preferred Stock, Series C-1 Preferred Stock, and the Series C-2 Preferred Stock; and (ii) “Senior Securities” shall mean any class or series of capital stock of the Company hereafter created which expressly ranks senior to the Parity Securities.

The Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker dealer, which it subsequently amended, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with each closing of the Offering, the Company agreed to pay the Placement Agent an aggregate cash fee representing 10% of aggregate proceeds raised in the Offering (and fees representing 5% and 1.5% for certain Company introduced investors), non-accountable expense allowance representing 3% of aggregate proceeds raised in the Offering (and fees representing 1.5% and none for certain Company introduced investors). In addition, the Company will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrant”) to purchase shares of Common Stock representing 14.5% of the equivalent shares of Common Stock issuable upon initial conversion of the Preferred Stock at an exercise price equal to the consolidated bid price of the Common Stock as of the date of such closing. The Placement Agent Warrant provides for a cashless exercise feature and are exercisable for a period of five years from the date of closing. The Company also granted the Placement Agent the right of first refusal, for a twelve (12) month period after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any proposed private placement of the Company’s securities (equity or debt) that is proposed to be consummated to investors in the United States with the assistance of a registered broker dealer.

The Series C Purchase Agreements contain representations and warranties that the parties made to the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be resold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Series C Certificate of Designation, Series C-1 Certificate of Designation, and Series C-2 Certificate of Designation are qualified in their entirety by reference to the full text of such document, copies of which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively. The forgoing description of the Series C Purchase Agreement, the Placement Agency Agreement, amendment number 1 to the Placement Agency Agreement and the form of Placement Agent Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.

Amendment of Avenue Loan

On February 15, 2024, the Company and its subsidiaries, PsyInnovations, Inc. and LabStyle Innovation Ltd., entered into the First Amendment to Loan and Security Agreement and Supplement (the “Avenue Amendment”) with Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P., as lenders. Pursuant to the Avenue Amendment, the parties agreed to include the Merger Sub and Twill as parties to the Company’s existing loan facility with the lenders. In addition, the Avenue Amendment provides (i) that the Company will seek stockholder approval to reprice the warrants issued to the lenders on May 1, 2023 to permit an amendment to the exercise price of such warrants to the “minimum price” as defined by Nasdaq rules as of the closing of the Twill Agreement and (ii) permit the lenders, subject to Nasdaq rules, to convert up to two million of the principal amount of its loan to the Company at a conversion price of $4.0001 per share.

The forgoing description of the Avenue Amendment is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Company appointed Tomer Ben-Kiki, age 53, as Chief Operating Officer of the Company. Mr. Ben-Kiki will be employed at a rate of 80% of his time in the United States, and the remaining 20% of his time through the Company’s subsidiary located in Israel.

Since October 2011, Mr. Ben-Kiki served as Co-Founder and Chief Executive Officer of Twill. From January 2003 through October 2010, he served as owner of Oberon Media, Inc. Mr. Ben-Kiki holds a Bachelor of Science from Tel-Aviv University.

The Company intends to enter into an employment agreement with Mr. Ben-Kiki. Mr. Ben-Kiki will earn an annual salary of $340,000 for his work in the United States, and 25,000 NIS per month for his work in Israel. Mr. Ben-Kiki will be entitled to a bonus of up to 20% of his base salary, subject to certain performance objectives as defined by the Company’s Board of Directors. In addition, he will be entitled to receive a stock option to purchase up to 1,017,947 shares of Common Stock, at an exercise price of $2.55 per share, which were granted as an inducement material to Mr. Ben-Kiki becoming an employee of the Company, in accordance with Nasdaq Listing Rule 5635(c)(4). Time-based options to purchase up to 717,947 shares of Common Stock shall vest as follows: 291,742 shares shall vest immediately, and the remaining 426,205 shares will vest over two years in eight equal quarterly amounts, subject to Mr. Ben-Kiki’s continued employment by the Company on the applicable vesting date. The performance-based option to purchase up to 300,000 shares of Common Stock will vest immediately upon achieving certain milestones relating to the achievement of revenues (on a U.S. generally accepted account principals basis) relating to Twill products for the year ending December 31, 2024, the achievement of certain operating expense targets for the years ending December 31, 2024 and December 31, 2025, the ability to generate software value from funds invested and meet product roadmap and the retention of key employees post transaction, subject in each case to Mr. Ben-Kiki's continued employment by the Company on the applicable vesting date. Mr. Ben-Kiki will be employed at-will with a 90-notice period, unless it is terminated for cause.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Ben-Kiki and any other person pursuant to which he was appointed as Chief Operating Officer and there are no transactions in which Mr. Ben-Kiki has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference, is an investor presentation.

Item 8.01	Other Information.

On February 21, 2024, the Company issued a press release announcing the execution of the Twill Agreement and the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Preferred Stock
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Preferred Stock
4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
10.1	Agreement and Plan of Merger dated February 15, 2024, by and among DarioHealth Corp., Twill Merger Sub, Inc., Twill, Inc. and Bilal Khan solely in his capacity as holders’ representative
10.2	Lock Up/Leak Out Agreement dated February 15, 2024, by and among DarioHealth Corp., Titan Trust 2024 I, a Delaware statutory trust, and WhiteHawk Capital Partners LP, a Delaware limited partnership
10.3	Series C Securities Purchase Agreement
10.4	Placement Agency Agreement dated December 28, 2023
10.5	Amendment No. 1 to Placement Agency Agreement dated January 31, 2024
10.6	First Amendment to Loan and Security Agreement and Supplement, dated February 15, 2024, by and among DarioHealth Corp., PsyInnovations, Inc., LabStyle Innovation Ltd., Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P.
99.1	Investor presentation (furnished herewith)
99.2	Press release dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2024	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary